UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2025

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.   Results of Operations and Financial Condition

On October 29, 2025, Murphy USA Inc. issued a news release announcing its financial results for the three and nine months ended September 30, 2025. The full text of this news release is attached hereto as Exhibit 99.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On October 23, 2025, the Board of Directors (the “Board”) of the Company unanimously appointed Mindy K. West, currently the Company’s Executive Vice President and Chief Operating Officer, as the President and Chief Operating Officer, effective immediately. Further, Ms. West was appointed as President and Chief Executive Officer, effective as of January 1, 2026 and was also elected to the Board, effective as of January 1, 2026.

Ms. West will be succeeding R. Andrew Clyde, who will be retiring as Chief Executive Officer of the Company and as a member of the Board, effective as of December 31, 2025, and thereafter is expected to serve as a non-executive employee through February 2026. At that time, Mr. Clyde will transition to serving as a non-employee advisor to the Board and management until February 2027 to assist in the orderly transition of his responsibilities.

Ms. West, age 56, joined the Company’s former parent in 1996 and held multiple roles with increasing responsibility. In 2013, she was named Executive Vice President, CFO and Treasurer in connection with the Company’s spinoff from the former parent. In 2017, Ms. West added the role of EVP, Fuels and in March 2024, she was appointed as Chief Operating Officer and relinquished the CFO and Treasurer roles.

With the immediate promotion to President, Ms. West’s salary will be increased to $900,000.

The full text of the press release announcing this planned leadership transition is attached herewith as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

On October 29, 2025, the Company issued a news release announcing that the Board took action on October 23, 2025, to authorize a new share repurchase program of up to $2.0 billion to begin upon completion of the current $1.5 billion program authorization. This new authorization will expire on December 31, 2030.

Further, the Board also approved a dividend declaration which included a rate increase from the previous quarter. This dividend will be payable on December 1, 2025 to shareholders of record as of November 10, 2025.

The full text of the press release announcing the new share repurchase authorization and the dividend declaration is attached herewith as Exhibit 99.1.

The information in Item 2.02, Item 5.02, Item 7.01 and Item 9.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1   News release issued by Murphy USA Inc., dated October 29, 2025, announcing CEO transition and reaffirming capital allocation strategy

99.2   News release issued by Murphy USA Inc., dated October 29, 2025, announcing financial results for the three and nine months ended September 30, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	October 29, 2025	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President, Interim Chief Financial Officer, Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	News release issued by Murphy USA Inc., dated October 29, 2025, announcing CEO transition and reaffirming capital allocation strategy
99.2	News release issued by Murphy USA Inc., dated October 29, 2025, announcing financial results for the three and nine months ended September 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)